Morgan Stanley Limited Term Municipal Trust
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to obtain the quorum
necessary in order to hold the meeting, and, therefore, the
meeting was adjourned until August 23, 2006 and further
adjourned to September 27, 2006, to permit further
solicitation of proxies. The meeting was held on September
27, 2006 and the voting results with respect to these
proposals were as follows:

(1) Election of Trustees:

                                       For    Withho  Absta    BNV*
                                                ld      in
Frank L. Bowman..................    9,542,3   376,19      0       0
                                          79        0
Kathleen A.                          9,549,1   369,41      0       0
Dennis..................                  52        7
James F. Higgins...................  9,536,1   382,39      0       0
                                          74        5
Joseph J. Kearns...................  9,541,0   377,56      0       0
                                          09        0
Michael F. Klein...................  9,537,2   381,27      0       0
                                          92        7
W. Allen Reed...................     9,544,1   374,39      0       0
                                          78        1
Fergus Reid.....................     9,529,3   389,20      0       0
                                          65        4

(2) Elimination of certain fundamental investment
restrictions:

                                        For    Agains Abstai   BNV*
                                                 t      n
Elimination of the fundamental        8,898,2  209,90 402,58  407,78
policy restricting the Fund's              94       1      9       5
ability to pledge
assets.........................
Elimination of the fundamental        8,898,7  224,48 387,52  407,78
policy restricting purchases of            73       5      6       5
securities on
margin..................
Elimination of the fundamental        8,911,0  198,34 401,38  407,78
policy prohibiting investments in          58       6      0       5
oil, gas, and other types of
minerals or mineral leases....
Elimination of the fundamental        8,932,3  192,75 385,64  407,78
policy prohibiting or restricting          85       2      7       5
the purchase of securities of
issuers in which Trustees or
Officers have an
interest....................
Elimination of the fundamental        8,949,0  181,73 379,96  407,78
policy prohibiting investments for         80       9      5       5
purposes of exercising
control.............
Elimination of the fundamental        8,965,1  178,86 366,74  407,78
policy prohibiting the purchase of         78       0      6       5
common stocks and other
instruments.........
Elimination of the fundamental        8,926,1  205,21 379,44  407,78
policy regarding investments in            22       4      8       5
unseasoned companies...............

(3) Modify certain fundamental investment restrictions:

                                        For    Again  Absta    BNV*
                                                 st     in
Modify fundamental policy regarding   8,955,0   160,2  395,4   407,7
diversification........                    47      76     61      85
Modify fundamental policy regarding   8,904,4   218,3  388,0   407,7
borrowing money.....                       09      67     08      85
Modify fundamental policy regarding   8,930,4   193,5  386,8   407,7
loans............                          07      46     31      85
Modify fundamental policy regarding   8,913,9   208,3  388,4   407,7
investment in commodities, commodity       42      74     68      85
contracts and futures
contracts.......................
Modify fundamental policy regarding   8,944,0   178,2  388,4   407,7
issuance of senior                         85      39     60      85
securities.......................

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                       For     Agains Abstai   BNV*
                                                 t      n
Reclassification as non-fundamental   8,924,8  201,47 384,48  407,78
the fundamental policy regarding the       32       1      1       5
short sale of securities...........
Reclassification as non-fundamental   8,949,9  173,04 387,78  407,78
the fundamental policy prohibiting         61       0      3       5
investments in other investment
companies.....
Reclassification as non-fundamental   8,927,5  176,96 406,26  407,78
the fundamental policy on the              54       9      1       5
purchase or sale of puts, calls, and
combinations thereof...

* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.